SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 12, 2002

COMMONWEALTH BIOTECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive
Richmond, Virginia 23235
(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Item 5.    Other Events and Regulation FD Disclosure.

On September 13, 2002, Commonwealth Biotechnologies, Inc. (the “Company”) received notification from the NASDAQ Stock Market, Inc. indicating that the Company failed to comply with the minimum bid price requirements for continued listing set forth in Marketplace Rule 4310(c)(4), and that its securities are, therefore, subject to delisting from the NASDAQ SmallCap Market. The notification states that the Company will have until March 12, 2003 to regain compliance. If, at any time prior to March 12, 2003, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of ten consecutive trading days, NASDAQ staff will provide written notice of compliance. If compliance cannot be demonstrated by March 12, 2003, NASDAQ staff will determine whether the Company meets the initial listing requirements for the NASDAQ SmallCap Market under Marketplace Rule 4310(c)(2)(A). If it meets the initial listing criteria, NASDAQ staff will notify the Company that it has been granted an additional 180 calendar day grace period to demonstrate compliance. Otherwise, NASDAQ staff will provide written notification that the Company’s common stock will be delisted. At such time, the Company may appeal such determination to delist its common stock to a Listing Qualifications Panel of the NASDAQ Stock Market, Inc.

Item 6.    Resignation of Registrant’s Directors.

On September 12, 2002, Raymond H. Cypess submitted his resignation as a director of Company. Dr. Cypess has served as a director of the Company since 1999. Dr. Cypess served as a member of the Audit and Compensation Committees of the Company’s Board of Directors. Dr. Cypess cited concerns regarding his health and increased business demands as his reasons for tendering his resignation. The Company is actively searching for a replacement.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ ROBERT B. HARRIS, PH.D.
Robert B. Harris, Ph.D. President and Chief Executive Officer

Dated:    September 16, 2002

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